Exhibit 23.1


Consent of Grant Thornton LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 16, 2002, except for Note 12 as to which the date is September 5, 2002, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on Form 10-KSB for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218), on Form S-8 (File No. 33-59870-S), and on Form S-8 (File No. 333-76558).


/s/ GRANT THORNTON LLP